UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2011
Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 867-3415
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
On July 15, 2011, Omni Bio Pharmaceutical, Inc. (the “Company” or “Omni Bio”) acquired a 25% equity ownership of BioMimetix, Inc. (“BioMimetix”) for cash consideration of $2,000,000 (the “Investment”). Concurrent with the Investment, Duke University entered into an exclusive licensing arrangement with BioMimetix (the “Duke License”). BioMimetix is a recently formed biopharmaceutical corporation and, as the exclusive licensee of the Duke License, intends to develop a new class of patented compounds for the treatment of various disease and health care treatment classifications including radiation toxicity during the treatment of cancer using radiation therapy.
Dr. James Crapo, Omni Bio’s Chief Executive Officer, is the founder and a significant shareholder of BioMimetix and will also serve as its CEO and as a director.
Under the terms of the BioMimetix stockholders’ agreement, Omni Bio has the right to appoint one individual, reasonably acceptable to Dr. Crapo, to serve on BioMimetix’s board of directors. In addition, Omni Bio received certain preemptive rights to purchase additional shares of BioMimetix and other protective rights relating to the Investment.
In addition to Omni Bio’s initial 25% equity ownership in BioMimetix, it was issued a common stock purchase warrant (the “Warrant”) to acquire up to an additional 15% equity ownership interest in BioMimetix for an additional $2,000,000. The Warrant may be exercised in whole or in part, and if in part, the Company’s fully-diluted equity ownership will be calculated as follows: (Cash Consideration Paid multiplied by 15% divided by $2,000,000) plus 25%. The Warrant is immediately exercisable and expires on July 15, 2012.
The above description of the Investment, stockholders’ agreement and the Warrant are summaries only and are qualified by reference to the stock purchase agreement, stockholder’s agreement and Warrant filed as exhibits hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.
See Item 1.01.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Also on July 15, 2011 and as a requirement for the Investment, Omni Bio executed an employment agreement (the “Employment Agreement”) with Dr. Crapo that is consistent with the terms previously disclosed upon his appointment as Omni Bio’s CEO on March 1, 2011. The Employment Agreement additionally places restrictions on Dr. Crapo in raising additional capital for BioMimetix until the earlier of: (1) Omni Bio raising a total of $7 million, which is inclusive of the $3.5 million raised to date from Omni Bio’s 2011 private placement offering; (2) Omni Bio executing an agreement with a strategic partner resulting in cash payments made to Omni Bio; (3) July 15, 2012; or (4) permission of the Omni Bio’s board of directors.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Stockholders’ Agreement by and among BioMimetix Pharmaceutical, Inc., Omni Bio Pharmaceutical, Inc. and the other investors, collectively, (the “Stockholders”) dated July 15, 2011

10.2	Stock Purchase Agreement by and between BioMimetix Pharmaceutical, Inc. and Omni Bio Pharmaceutical, Inc. dated July 15, 2011

10.3	Warrant issued to Omni Bio Pharmaceutical, Inc. or its permitted assigns to purchase shares of common stock in BioMimetix Pharmaceutical, Inc. dated July 15, 2011

10.4	Letter of employment by and between James Crapo and Omni Bio Pharmaceutical, Inc. dated July 15, 2011

99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated July 21, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.
Date: July 21, 2011	By:	/s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Stockholders’ Agreement by and among BioMimetix Pharmaceutical, Inc., Omni Bio Pharmaceutical, Inc. and the other investors, collectively, the “Stockholders”) dated July 15, 2011

10.2	Stock Purchase Agreement by and between BioMimetix Pharmaceutical, Inc. and Omni Bio Pharmaceutical, Inc. dated July 15, 2011

10.3	Warrant issued to Omni Bio Pharmaceutical, Inc. or its permitted assigns to purchase shares of common stock in BioMimetix Pharmaceutical, Inc. dated July 15, 2011

10.4	Letter of employment by and between James Crapo and Omni Bio Pharmaceutical, Inc. dated July 15, 2011

99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated July 21, 2011

5